MEDTRONIC, INC.
1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN
(as amended and restated effective January 1, 2008)

1.

Purpose. The purpose of this Plan is to facilitate recruiting and retaining non-employee directors of outstanding ability. The Plan has been amended and restated effective January 1, 2008 to comply with the requirements of Section 409A of the Internal Revenue Code.

2.	Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a)	“Account” means a bookkeeping account maintained for a Participant to which Deferred Stock Units are credited pursuant to Section 8 of this Plan.

(b)

“Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

(c)

“Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award granted hereunder (not inconsistent with this Plan).

(d)	“Annual Award” means an Option or Stock Appreciation Right granted pursuant to Section 7(c) of this Plan.

(e)

“Annual Retainer” of a Participant means the fixed annual fee for such Participant in effect on the first day of the Plan Year for which such Annual Retainer is payable for services to be rendered as a Non-Employee Director of the Company. For purposes of determining Awards, other than an Initial Award, for the short Plan Year beginning September 1, 2007 and ending on April 25, 2008, the Annual Retainer in effect on September 1, 2007 shall be 8/12 of the annual fee in effect as of September 1, 2007.

(f)

“Award” means an Option granted pursuant to Section 5 of this Plan, a Stock Appreciation Right granted pursuant to Section 6 of this Plan, an Annual or Initial Award granted pursuant to Section 7 of this Plan or a credit of Deferred Stock Units pursuant to Section 8 of this Plan.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change in Control” shall mean:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (ii)

the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (h)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below; or

(ii)

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding Shares (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (1) the entity resulting from such Business Combination (the “Surviving Corporation”) or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Shares and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(j)

“Committee” means any committee of the Board designated by the Board to administer this Plan under Section 3 hereof which shall be composed of not less than two members, each of whom shall be a “non-employee director” as defined in Exchange Act Rule 16b-3.

(k)	“Company” means Medtronic, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(l)	“Deferred Stock Unit” means the right to receive one Share pursuant to Section 8 of this Plan.

(m)

“Disability” means the disability of a Participant such that the Participant is unable due to a physical or mental illness or condition that is expected to be of duration of twelve (12) months or more to perform the essential duties of a member of the Board.

(n)

“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

(o)

“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on The New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)

“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q)	“Initial Award” means an Option or Stock Appreciation Right granted pursuant to Section 7(b) of this Plan.

(r)	“Meeting” means a regular or special meeting of the Board or of a committee of the Board on which a particular Participant serves.

(s)	“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(t)	“Option” means a right to purchase Stock granted pursuant to Sections 5 and 7 of this Plan.

(u)	“Participant” means any Non-employee Director to whom an Award is made.

(v)	“Plan” means this 1998 Outside Director Stock Compensation Plan, as amended and in effect from time to time.

(w)

“Plan Year” means the period from September 1 of any year through the following August 31. Effective September 1, 2007 the Plan Year shall be a short year ending on April 25, 2008 and thereafter the Plan Year shall correspond to the Company’s fiscal year.

(x)

“Pro-Ration Factor” means: (A) in the case of a Participant who is a Non-Employee Director for the entire Plan Year in question and attends at least 75 percent of the Meetings that occur during such Plan Year (such Meetings, the “Plan Year Meetings”), 100 percent; (B) in the case of a Participant who is a Non-Employee Director for only a portion of a Plan Year and attends at least 75 percent of the Meetings that occur during that portion of a Plan Year (such meetings, the “Applicable Meetings”), a percentage determined by dividing the number of Applicable Meetings by the total number of Plan Year Meetings for that Plan Year; and (C) in the case of a Non- Employee Director who fails to satisfy the Meeting attendance requirement of clause (A) or (B), as applicable, 75 percent of the percentage specified in clause (A) or (B), as applicable.

(y)	“Share” means a share of common stock of the Company, $.10 par value per share.

(z)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Sections 6 and 7 of this Plan.

(aa)	“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(bb)

“Successor” with respect to a Participant means a court appointed conservator or guardian of a Participant; if the Participant is deceased, the legal representative of the estate of the Participant; or the person or persons who may, by bequest or inheritance, or pursuant to a transfer permitted under Section 9(d) of this Plan, acquire the right to exercise an Option or Stock Appreciation Right or receive Shares issuable in satisfaction of Deferred Stock Units in the event of the Participant’s death.

(cc)

“Term” means the period during which an Award may be exercised.Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

(a)

Authority of Committee. The Committee or its delagee shall administer this Plan. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan (including without limitation the manner in which Participants shall make elections provided for herein), to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

(b)

Indemnification. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

4.	In General.

(a)

Shares Available. The number of Shares available for distribution under this Plan is 3,000,000 (subject to adjustment under Section 9(f) hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any undistributed portion of any terminated, expired, exchanged, exercised or forfeited Award or any portion of an Award settled in cash in lieu of Shares shall be available for further Awards.

(b)	No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

(c)	Rights as Shareholder. A participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

5.	Options.

	(a)	Agreements. Each Option granted under this Plan shall be evidenced by an Option Agreement setting forth the terms and conditions thereof.

(b)

Discretionary Options. The Board or the Committee may, in its discretion, at any time or from time to time grant to any Non-Employee Director an Option to purchase such number of Shares, on such terms and conditions, as it shall determine.

(c)

Purchase Price; Term and Exercisability of Options. The purchase price of each share subject to an Option shall be the Fair Market Value of a Share as of the date the Option is granted. Options granted to a Non-Employee Director under this Section 5 shall vest and be exercisable in full on the date of grant, except to the extent the Board or Committee provides otherwise in the Option Agreement; provided, however, that in no event shall a Non-Employee Director initially appointed by the Board be entitled to exercise an Option unless, and until such time as, such director shall have been elected to the Board by the shareholders of the Company. Notwithstanding the foregoing, except as otherwise provided in the Option Agreement, vesting of an Option granted to a Non-Employee Director who shall have been elected by the shareholders of the Company shall accelerate and shall become immediately exercisable in full upon the occurrence of a Change in Control or in the event that the Non-Employee Director ceases to serve as a director of the Company due to death, Disability, resignation or retirement under the policies of the Company then in effect. Options shall expire no later than the ten-year anniversary date of the Option’s grant; provided, that an Option granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

(d)

Payment of Option Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise; provided, that to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may also be paid in cash, or by delivery to the Company of Shares held by such Participant for at least six months before such exercise (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, in the discretion of the Participant. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

6.	Stock Appreciation Rights.

	(a)	Agreements. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement setting forth the terms and conditions thereof.

(b)

Discretionary Grant of Stock Appreciation Right. The Board or the Committee may, in its discretion, at any time or from time to time grant to any Non-Employee Director a Stock Appreciation Right (“Stock Appreciation Right”), on such terms and conditions, as it shall determine.

(c)

Term and Exercisability of Stock Appreciation Rights. Stock Appreciation Rights granted to a Non-Employee Director under this Section 6 shall vest and be exercisable in full on the date of grant, except to the extent the Board or Committee provides otherwise in the Stock Appreciation Right agreement; provided, however, that in no event shall a Non-Employee Director initially appointed by the Board be entitled to exercise a Stock Appreciation Right unless, and until such time as, such director shall have been elected to the Board by the shareholders of the Company. Notwithstanding the foregoing, except as otherwise provided in the Stock Appreciation Right agreement, vesting of a Stock Appreciation Right granted to a Non-Employee Director who shall have been elected by the shareholders of the Company shall accelerate and shall become immediately exercisable in full upon the occurrence of a Change in Control or in the event that the Non-Employee Director ceases to serve as a director of the Company due to death, Disability, resignation or retirement under the policies of the Company then in effect. Stock Appreciation Rights shall expire no later than the ten-year anniversary date of the Stock Appreciation Rights’ grant; provided, that a Stock Appreciation Right granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

(d)

Settlement of Appreciation Right. Upon exercise of an Appreciation Right, the Participant shall receive Shares with an aggregate value determined by multiplying the number of Appreciation Rights units being exercised, by the excess of (i) the Fair Market Value of a Share as of the date of exercise over (ii) the Fair Market Value of a Share as of the date of the Award.

7.	Initial and Annual Awards.

(a)

General. Each Non-Employee Director shall automatically be granted an Initial Award and Annual Award. Such Awards may take the form of an Option or Stock Appreciation Right as determined by the Committee from time to time. The provisions of Section 5 or 6 respectively shall govern the Option or Stock Appreciation Rights Agreement except as otherwise provided in this Section 7.

(b)

Initial Award. Each Non-Employee Director shall automatically be granted on the date such director first becomes a director an “Initial Award” for a number of units determined by dividing (i) two times the amount of the Annual Retainer as in effect immediately following such election or appointment by (ii) the Fair Market Value of a Share on the date of grant. No increase in the Annual Retainer of the Non-Employee Directors after a person becomes a Non-Employee Director shall increase the number of units subject to the Initial Award granted to such Non-Employee Director. An employee of the Company or an Affiliate who terminates such employment and thereafter becomes a Non-Employee Director is not entitled to receive an Initial Award but will be entitled to receive Annual Awards. A Non-Employee Director is not entitled to receive more than one Initial Award during his or her lifetime. For purposes of Section 7(b) and 7(c) a unit shall represent an Option or Stock Appreciation Right with respect to one share of Stock.

(c)

Annual Awards. On the first day of each Plan Year, each Non-Employee Director shall automatically be granted an Annual Award for a number of units equal to (i) the amount of the Annual Retainer in effect as of such day, divided by (ii) the Fair Market Value of a Share on the first day of the Plan Year. If there is an increase in the Annual Retainer after the Annual Award is granted in a given year, each Non-Employee Director shall automatically be granted, as of the date such increase is approved, a supplemental Annual Award for the number of units equal to (i) the amount of the increase in such Annual Retainer divided by (ii) the Fair Market Value of a Share on the date of the grant. In the event that a Non-Employee Director joins the Board in the middle of the Plan Year, then such Non-Employee Director shall automatically be granted an Annual Award for a number of units equal to (i) the product obtained by multiplying the amount of the Annual Retainer in effect as of such day by a fraction the numerator of which is the number of days remaining in the Plan Year as of the day such Non-Employee Director commenced her or his term as a Non-Employee Director and the denominator of which is 365, divided by (ii) the Fair Market Value of a Share on the day that such Non-Employee Director commenced her or his term as a Non-Employee Director.

(d)

Term and Exercisability of Awards. Initial Awards and Annual Awards shall expire on the fifth anniversary of the date the Non-Employee Director ceases to be a director of the Company for any reason, if earlier than the tenth anniversary of the date of the grant of the Award; and provided, further, that the Initial Award granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

8.	Deferred Stock Units.

(a)

Annual Credit. As of the last day of each Plan Year, there shall be credited to the Account of each Participant who is a Non-Employee Director on such day a number of Deferred Stock Units equal to (i) the Annual Retainer in effect as of such day, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days during such Plan Year determined in accordance with clause (i) of Section 2(o) or, if clause (i) of Section 2(o) is inapplicable, the Fair Market Value of a Share as of the last day of such Plan Year determined in accordance with clause (ii) of Section 2(o). There shall be credited to the Account of any Non-Employee Director who retires from the Board prior to the last day of the Plan Year, as of the retirement date, a number of Deferred Stock Units equal to (i) the Annual Retainer in effect as of such date, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days prior to such date as determined in accordance with Section 2(o).

(b)

Discretionary Credits. The Board or the Committee may, in its discretion, at any time and from time to time, cause additional Deferred Stock Units to be credited to the account of any Non-Employee Director.

(c)

Credits of Dividend Equivalents; Maintenance of Accounts. The Company shall maintain an Account for each Participant to which the credits provided for in Sections 8(a) and (b) above shall be made. Each Participant’s Account shall be credited from time to time with additional Deferred Stock Units to reflect deemed reinvestment of any amounts that would have been paid as cash dividends with respect to the Deferred Stock Units held in such Account if they were Shares. Subject to the provisions of Section 8(d) regarding delivery of Shares, Accounts may be credited with fractional Deferred Stock Units pursuant to this Section 8(c) and Sections 8(a) and (b).

	(d)	Delivery of Shares from Accounts.

(i)

Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee in compliance with the requirements of Section 409A of the Code, whether to receive the amounts credited to the Participant’s Account in a single lump sum or in five annual installments. Such election shall be made no later than the December 31 prior to the Plan Year in which the Deferred Stock Units are earned (or such later date permitted under Section 409A of the Code); provided, however, that in the case of a newly appointed director such election may be made within 30 days of the date of such appointment. Any such election made by a newly appointed director shall apply only to that portion of the Deferred Stock Units that are earned after the election is made. Alternatively, an individual may make an election immediately before being appointed to the Board that is conditioned on the individual’s actual appointment. Once made, an election may be changed on or before December 31 of any year, but such changed election shall take effect only with respect to Awards for the Plan Year beginning after such change. If no election is made for a Plan Year, the amounts credited to a Participant’s account with respects to Awards for such year shall be delivered in a lump sum.

(ii)

If a Participant has elected a lump sum delivery, or if a Participant dies while a member of the Board, the Participant or the Participant’s Successor, as applicable, shall receive a number of Shares equal to the total number of Deferred Stock Units in the Participant’s Account as of the date on which the Participant ceases for any reason to be a member of the Board (the “Termination Date”) in full satisfaction of all of the Participant’s interest in the Account; provided, that any fractional Deferred Stock Units shall be rounded to the nearest higher whole number of Shares. Payment shall be delivered to the Participant or the Participant’s Successor in the form of Shares as soon as practicable, but not later than 90 days, after the Participant’s Termination Date. If a Participant has elected installment delivery and ceases to be a member of the Board for any reason other than the death of the Participant, then the Participant shall receive the balance in such Participant’s Account in the form of five annual deliveries of Shares (and if a Participant dies after ceasing to be a Board member, any remaining annual deliveries shall be made to the Participant’s Successor). The first installment shall be made as soon as practicable, but not later than 90 days after the Participant’s Termination Date. The remaining four installments shall be made on the subsequent anniversary dates of the initial installment payment. The precise number of shares delivered in each installment shall be determined in such a manner as to cause each such delivery to represent approximately one-fifth of the Deferred Stock Units held in such Account as of the Termination Date together with any dividend equivalents credited thereon. Notwithstanding the foregoing, no such installment shall be delivered unless and until the Board or the Committee shall have approved the delivery (unless such approval is not necessary under Exchange Act Rule 16b-3).

(iii)

Notwithstanding anything in Section 8(d)(iii) to the contrary, if a Change in Control constituting a “change in control” within the meaning of Section 409A of the Code occurs, the balance in each Participant’s Account shall be delivered to the Participant in a single lump sum delivery of Shares no later than 90 days following the Change in Control.

9.	General Provisions.

	(a)	Effective Date of this Plan. This Plan originally became effective as of March 5, 1998.

	(b)	Duration of this Plan. This Plan shall remain in effect until it is terminated pursuant to Section 9(e) hereof.

	(c)	No Right to Board Membership. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue as a member of the Board.

(d)

Transferability. A non-Employee Director may transfer an Award granted pursuant to Section 5, 6, or 7 to any member of such Non-Employee Director’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Non-Employee Director’s “immediate family” or partnerships in which such family members are the only partners; provided, that (i) the transferor receives no consideration for the transfer and (ii) such transferred Award shall continue to be subject to the same terms and conditions as were applicable to such Award immediately prior to its transfer. Unless an Award granted pursuant to Section 5, 6, or 7 shall have expired, in the event of a Non-Employee Director’s death, an Award granted to such Non-Employee Director pursuant to Section 5, 6, or 7 shall be transferable to the beneficiary, if any, designated by the Non-Employee Director in writing to the Company prior to the Non-Employee Director’s death and such beneficiary shall succeed to the rights of the Non-Employee Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Non-Employee Director’s legal representative shall succeed to such Award, which shall be transferable by will or pursuant to the laws of descent and distribution.

(e)

Amendment, Modification and Termination of this Plan. Except as provided in this Section 9(e), the Board may at any time amend, modify, terminate or suspend this Plan or any or all Agreements under this Plan to the extent permitted by law. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor under an Award granted before the date of termination, suspension or modification, unless otherwise agreed by the Participant in the Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(f) hereof does not adversely affect any right of a Participant under an Award.

(f)

Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan, in the number and type of Shares subject to Awards then outstanding, in the Award exercise or conversion price as to any outstanding Awards, and in the number of Deferred Stock Units in the Accounts, may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a

Fundamental Change, recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

(g)	Fundamental Change. In the event of a proposed Fundamental Change:

(a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Board may, but shall not be obligated to, make) for the protection of the outstanding Awards by the substitution of appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of Awards, or (b) involving the dissolution or liquidation of the Company, the Board may, but shall not be obligated to, declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Award granted pursuant to Section 5, 6 or 7 of the declaration, that each such outstanding Award, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment in cash to each holder of such Award, within 20 days after the Fundamental Change. At the time of the declaration provided for in the immediately preceding sentence, each such Award shall immediately become fully vested and each person holding such an Award shall have the right, during the period preceding the time of cancellation of the Award, to exercise the Award in full or any portion thereof. Payment to holders of Options for each Share covered by the canceled Option shall be equal to the amount, if any, by which the Fair Market Value (as defined in this Section 9(g)) per Share exceeds the exercise price per Share covered by such Option. Payment to holders of each cancelled Stock Appreciation Right shall be equal to the aggregate amount of appreciation, if any. In the event of a declaration pursuant to this Section 9(g), each outstanding Option or Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding such an Award shall be entitled to the payment provided for in this Section 9(g) if such Award shall have previously expired. For purposes of this Section 9(g) only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Board, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

(h)	Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii)

Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(i)

Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

(j)

Removal for Cause. Notwithstanding any other provision of this Plan, this Section 9(j) shall apply in the event a Participant is removed from the Board for cause before a Change of Control. In such event: (i) all of the Participant’s Awards granted pursuant to Sections 5, 6 and 7 shall immediately expire and be forfeited, and (ii) unless the Board or Committee determines in connection with or after such removal to forfeit all or a portion of a Participant’s Account, the balance in such Participant’s Account shall be delivered to the Participant at the time and in the manner described in Section 8. In addition, if the Participant has received or been entitled to delivery of Shares within six months before such removal, the Board or the Committee, in its sole discretion, may require the Participant to return or forfeit all or a portion of such Shares and receive back the exercise price (if any) paid therefor, or may require the Participant to pay to the Company the economic value of such Shares less such exercise price, determined as of the date of the exercise of Awards in the event of any of the following occurrences (whether before or after such removal): competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies or business policies of the Company or any Affiliate, or any other action or event that the Board may determine warrants such a requirement. The Board’s or Committee’s right to require such return or forfeiture must be exercised within 90 days after the later of the date of such removal or the discovery of such an occurrence, but in no event later than 15 months after such removal.

10.

Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

11.

Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.	Effect of Prior Plan. From and after the effective date of this Plan, no further awards shall be made to Non-Employee Directors under the Company’s 1994 Stock Award Plan (the

“Prior Plan”). All grants and awards made under the Prior Plan prior to the effective date of this Plan shall continue in accordance with the terms of the Prior Plan.